Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-287627 on Form S-8 and Registration Statement No. 333-290401 on Form S-3 of our report dated February 18, 2026, relating to the financial statements of Seven Hills Realty Trust, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 18, 2026